                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


                                    June 17, 1997
--------------------------------------------------------------------------------
                          (Date of earliest event reported)


                                Gateway Bancorp, Inc.
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                (Exact name of registrant as specified in its charter)


    Kentucky                            0-25204                      61-1269067
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(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)



2717 Louisa Street, Catlettsburg, Kentucky                       41129
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(Address of principal executive offices)                        (Zip Code)


                                  (606) 739-4126
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                 (Registrant's telephone number, including area code)


                               Not Applicable
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)





                           Exhibit Index appears on page 3.




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Item 5.  Other Events

    On June 17, 1997, Peoples Bancorp, Inc. ("Peoples"), an Ohio corporation headquartered in Marietta, Ohio, and Gateway Bancorp, Inc. ("Gateway"), a Kentucky corporation headquartered in Catlettsburg, Kentucky, entered into an Agreement and Plan of Merger (the "Agreement") (including a Plan of Merger) which sets forth the terms and conditions under which Gateway will merge with and into a to-be-formed subsidiary to be formed under the laws of the State of Ohio by Peoples under the name "Peoples Acquisition Corp." ("PAC") (the "Merger"). PAC shall be the surviving corporation of the Merger, and shall operate under the name "Gateway Bancorp, Inc." Upon consummation of the Merger, the separate corporate existence of Gateway shall terminate.

    The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each share of common stock of Gateway, $.01 par value per share ("Gateway Common Stock"), issued and outstanding at the Effective Time (as defined in the Agreement) (other than (i) shares the holder of which pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, as to which shares such holder shall have only the rights provided in any such law, (ii) shares held directly or indirectly by Peoples (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and
(iii) shares held as treasury stock of Gateway) shall become and be converted into, at the election of the holder thereof, the right to receive $18.75 per share valued in cash, Common Stock of Peoples or a combination thereof, as set forth in Section 1.04(a) of the Agreement upon consummation of the Merger, subject to an overall requirement that 68% of the shares of Gateway Common Stock will be converted into the right to receive stock consideration.

    Consummation of the Merger is subject to the approval of the Gateway shareholders and the receipt of all required regulatory approvals, as well as other customary conditions.

    The Agreement and the press release issued by Peoples and Gateway on June 17, 1997 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    The following exhibits are filed with this report:

    Exhibit Number                     Description

    2 Agreement and Plan of Merger, dated as of June 17, 1997, between Peoples and Gateway (including the Plan of Merger, between Peoples, PAC and Gateway and attached as Exhibit B thereto)

    20 Press Release issued on June 17, 1997 with respect to the Agreement

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        GATEWAY BANCORP, INC.



Date:  June 20, 1997         By:  /s/ Rebecca R. Jackson
                                  -------------------------------------
                                  Rebecca R. Jackson
                                  President and Chief Executive Officer

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                                    EXHIBIT INDEX



         Exhibit Number                Description

         2 Agreement and Plan of Merger, dated as of June 17, 1997, between Peoples and Gateway (including the Plan of Merger, between Peoples, PAC and Gateway and attached as Exhibit B thereto)

         20 Press Release issued on June 17, 1997 with respect to the Agreement

                                      Exhibit 2

                            Agreement and Plan of Merger
                             dated as of June 17, 1997,
                             between Peoples and Gateway
                (including the Plan of Merger, between Peoples, PAC
                   and Gateway and attached as Exhibit B thereto)

                             AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1997 ("Agreement"), by and between Peoples Bancorp, Inc. ("Peoples"), an Ohio corporation headquartered in Marietta, Ohio and Gateway Bancorp, Inc. ("Gateway"), a Kentucky corporation headquartered in Catlettsburg, Kentucky.

                                     WITNESSETH:

    WHEREAS, the Boards of Directors of Peoples and Gateway have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of Gateway with and into a to-be-formed subsidiary to be formed under the laws of the State of Ohio by Peoples under the name Peoples Acquisition Corp. ("PAC"), subject to the terms and conditions set forth herein; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

    WHEREAS, as a condition and inducement to People's willingness to enter into this Agreement, certain stockholders of Gateway are concurrently entering into a Stockholder Agreement with Peoples (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of Gateway Common Stock (as defined herein) in favor of this Agreement and the transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:



                                      ARTICLE I

                                      THE MERGER

    1.01.     Formation of PAC.  Prior to the Effective Time (as defined in
Section 1.03 hereof), Peoples shall organize PAC and shall cause PAC to fulfill all of the obligations of PAC under this Agreement and the Plan of Merger (as defined in Section 1.02 hereof).

    1.02. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.03 hereof), Gateway shall be merged with and into PAC in accordance with the applicable provisions of the Ohio General Corporation Law ("OGCL") (the "Merger") and pursuant to the terms of a Plan of Merger ("Plan of Merger") attached hereto as Exhibit B, which shall be executed by Peoples, PAC and Gateway at or prior to the Closing (as defined in Section 1.03). PAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall be "Gateway Bancorp, Inc." and the Surviving Corporation will continue to operate as a wholly owned subsidiary of Peoples. Upon consummation of the Merger, the separate corporate existence of Gateway shall terminate.

    (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL.

    (c) The Articles of Incorporation, Code of Regulations and Bylaws of PAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, respectively, except that the name of the Surviving Corporation will be changed to Gateway Bancorp, Inc. in accordance with their terms and applicable law.

    (d) Upon consummation of the Merger, (i) Rebecca R. Jackson and John H. Fugeman (who are presently directors of Gateway; in the event of the death, disability or other inability to serve, Gateway and Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) shall be elected to the Board of Directors of PAC, in addition to Robert Evans, Carol Schneeberger and RobRoy Walters, who are officers of Peoples, and (ii) the executive officers of PAC shall consist of Robert Evans, Chairman of the Board, RobRoy Walters, President and Chief Executive Officer, Carol Schneeberger, Secretary and Treasurer. Directors and officers of PAC shall serve for such terms as are specified herein and in the Articles of Incorporation, Code of Regulations and Bylaws of PAC.

    1.03. Effective Time; Closing. The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the OGCL and Articles of Merger ("Articles of Merger") with the Secretary of State of the Commonwealth of Kentucky pursuant to the Kentucky 1988 Business Corporation Act ("KBCA"), unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the tenth day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of Peoples in Marietta, Ohio, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Peoples and Gateway the opinions, certificates and other documents required to be delivered under Article V hereof.

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    1.04.  Effect on Outstanding Shares of Gateway Common Stock.

    (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of Gateway, $.01 par value per share ("Gateway Common Stock"), issued and outstanding at the Effective Time (other than (i) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, as to which shares such holder shall have only the rights provided in any such law (the "Dissenters' Shares"), (ii) shares held directly or indirectly by Peoples (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted)), and (iii) shares held as treasury stock of Gateway (collectively, the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of this Article), the right to receive (i) $18.75 in cash (the "Cash Consideration") or (ii) shares of common stock of Peoples, no par value ("Peoples Common Stock") which is equal to (the "Exchange Ratio") (A) if the Peoples Market Value (as defined below) is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $18.75 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.6736 shares or (C) if the Peoples Market Value is greater than $37.66,
0.4978 shares (the "Stock Consideration"), or (iii) a combination thereof (collectively, the "Merger Consideration").

         (i) If, between the date of this Agreement and the Effective Time, the outstanding shares of Peoples Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Stock Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

         (ii) As used herein, "Peoples Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Peoples Common Stock, as reported on the Nasdaq Stock Market (the "Nasdaq"), for the 20 consecutive trading days ending five days immediately preceding the Closing.

    (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

    (c) As of the Effective Time, all shares of Gateway Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Gateway Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Gateway.

    1.05. Fractional Shares. Notwithstanding any other provision hereof, no fraction of a whole share of Peoples Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Peoples shall pay to each holder of Gateway Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Peoples Market Value.

    1.06.  Elections.

    (a) Subject to the allocation procedures set forth in this Article, each holder of Gateway Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of Gateway Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's Gateway Common Stock ("Stock Election Shares"),
(ii) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's Gateway Common Stock ("Cash Election Shares"), (iii) make no election (a "No-Election") with respect to such holder's Gateway Common Stock ("No-Election Shares") or (iv) elect to make a Stock Election with respect to some of such holder's shares of Gateway Common Stock and a Cash Election with respect to the remaining shares of Gateway Common Stock held by such holder (a "Split Election"). Any Dissenting Shares shall be deemed to be Cash Election Shares. Notwithstanding the foregoing, in order to make a Stock Election or Split Election, the number of shares of Gateway Common Stock a Company stockholder elects to convert must equal or exceed 100 shares.

    (b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Closing to each holder of record of Gateway Common Stock as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (i) Stock Election, (ii) Cash Election, (iii) No-Election or (iv) Split Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by Peoples (the "Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all shares of Gateway Common Stock covered thereby. Any shares of Gateway Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to and receipt by the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

    (c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as Peoples and Gateway shall mutually agree upon.

    1.07.  Allocations of Merger Consideration.

    (a) As provided below, 68% of the shares of Gateway Common Stock will be converted into the right to receive the Stock Consideration. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of Gateway Common Stock within five business days after the Election Deadline.

    (b) If the aggregate number of Cash Election Shares exceeds the number of shares of Gateway Common Stock equal to 32% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Cash Election Number"), all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

         each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    (c) If the aggregate number of Stock Election Shares exceeds the number of shares of Gateway Common Stock equal to 68% of the shares of Gateway Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.04(b) (the "Stock Election Number"), all Cash Election Shares and all No-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

         each Stock Election Share shall be converted into the right to receive (i) a number of shares of Peoples Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a number equal to one minus the Stock Fraction.

    (d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. The Exchange Agent shall consider the allocation with respect to No-Election Shares only following consideration of those Gateway stockholders who have made Stock Elections, Cash Elections and Split Elections. With respect to Gateway stockholders who have No-Election Shares, the Exchange Agent will attempt to provide for Stock Consideration equal to 68% of the Merger Consideration and Cash Consideration equal to 32% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and still achieve the result provided for in Section 1.07(a), the Exchange Agent will allocate based on random selection so that the result provided in Section 1.07(a) will be attained. The random selection process to be used by the Exchange Agent under these circumstances will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in this Section 1.07.

    1.08.     Exchange Procedures.

    (a) At and after the Effective Time, each certificate previously representing shares of Gateway Common Stock shall represent only the right to receive the Merger Consideration (the "Gateway Certificates"), except as specifically set forth in Section 1.04.

    (b) Within three business days of the Effective Time, Peoples shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Gateway Common Stock, for exchange in accordance with this Section 1.08, an estimated amount of cash sufficient to pay the aggregate Cash Consideration to be paid pursuant to Section 1.04 and the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.05, and Peoples shall reserve for issuance with its Transfer Agent and Registrar, the aggregate Stock Consideration to be issued.

    (c) The Letter of Transmittal and Election Form to be mailed within three business days of the Effective Date shall specify that delivery shall be effected, and risk of loss and title to the Gateway Certificates shall pass, only upon delivery of Gateway Certificates to the Exchange Agent, shall be in a form and contain any other provisions as Peoples may reasonably determine and shall include instructions for use in effecting the surrender of the Gateway Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Gateway Certificate or Gateway Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and Election Form, the holder of such Gateway Certificate or Gateway Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Peoples Common Stock that such holder has the right to receive pursuant to Article I of this Agreement and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (including any cash in lieu of any fractional shares of Peoples Common Stock to which such holder is entitled to pursuant to

Section 1.05 and any dividend or other distributions to which such holder of Peoples Common Stock is entitled to pursuant to Section 1.08(d)). The Gateway Certificate or Gateway Certificates so surrendered shall forthwith be cancelled. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute Peoples Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Peoples Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Gateway Common Stock not registered in the transfer records of Gateway, the Cash Consideration shall be paid and the Stock Consideration shall be issued to the transferee if the Gateway Certificate representing such Gateway Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of Peoples and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that all applicable stock transfer taxes have been paid.

    (d) No interest will be paid or accrued on the Cash Consideration. No dividend or other distributions declared or made after the Effective Time with respect to Peoples Common Stock shall be remitted to any person entitled to receive shares of Peoples Common Stock until such person surrenders the Gateway Certificate or Gateway Certificates, at which time such dividends shall be remitted to such persons, without interest.

    (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of Gateway of any shares of Gateway Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Gateway Certificates are presented to Peoples, they shall be cancelled and exchanged for the Merger Consideration, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.08.

    (f) Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of Gateway for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Peoples upon the written request of Peoples. After such request is made, any stockholders of Gateway who have not theretofore complied with this Section 1.08 shall look only to Peoples for payment and issuance of their Merger Consideration deliverable in respect of each share of Gateway Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Gateway Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Peoples (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Peoples, the Exchange

Agent or any other person shall be liable to any former holder of Gateway Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) Peoples and the Exchange Agent shall be entitled to rely upon Gateway's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Gateway Certificate, Peoples and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    (h) In the event any Gateway Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Gateway Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Gateway Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Gateway Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

    1.09. Stock Options. Immediately before the Effective Time, each option with respect to Gateway Common Stock (a "Gateway Stock Option") that has been issued pursuant to Gateway's Stock Option Plan and is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from Gateway or Peoples, subject to required withholding taxes, if any, (x) cash and Peoples Common Stock in an aggregate amount equal to the difference between the exercise price of such Gateway Stock Option and the Merger Consideration for each share of Gateway Common Stock subject to such Gateway Stock Option (the "Option Payment Amount"), with 32% of such Option Payment Amount to be paid in cash and 68% of such Option Payment Amount to be paid in Peoples Common Stock (with any fractional shares converted to cash in accordance with Section 1.05 hereof), determined as follows: (A) if the Peoples Market Value is equal to or less than $37.66 but equal to or greater than $27.84, the quotient determined by dividing (x) $3.57 by (y) the Peoples Market Value, (B) if the Peoples Market Value is less than $27.84, 0.1282 shares or (C) if the Peoples Market Value is greater than $37.66, 0.0948 shares. The aggregate consideration to be paid to Gateway option holders pursuant to this
Section 1.09 shall be based on appreciation of $5.25 per option.

    1.10.     Dissenting Shares.  Each outstanding share of Gateway Common
Stock the holder of which has perfected his right to dissent under the KBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Gateway Dissenting Shares") shall not be converted into or represent a right to receive shares of Peoples Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the KBCA. Gateway shall give Peoples prompt notice upon receipt by Gateway of any such written demands for payment of the fair value of such shares of Gateway Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the KBCA (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Gateway Dissenting Shares shall be made by the Surviving Corporation. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Gateway Common Stock shall be converted into a right to receive cash and/or Peoples Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Gateway Common Stock of such holder shall be converted on a share by share basis into either the right to receive cash or Peoples Common Stock as Peoples shall determine.

    1.11. Additional Actions. If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Gateway acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Gateway and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Gateway or otherwise to take any and all such action.


                                      ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF GATEWAY

    References to "Gateway Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by Gateway to Peoples. Gateway hereby represents and warrants to Peoples as follows as of the date hereof:

    2.01.     Corporate Organization.

    (a) Gateway is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Gateway has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries (as defined below) taken as a whole. Gateway is registered as a thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"). Gateway Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Gateway and the Gateway Subsidiaries as in effect on the date hereof.

    For purposes of this Agreement, a "Material Adverse Effect" shall mean, with respect to Gateway or Peoples, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Gateway and the Gateway Subsidiaries (as defined in Section 2.01(b)) taken as a whole, or Peoples and the Peoples Subsidiaries (as defined in Section 3.01(b)) taken as a whole, respectively, or (ii) materially impairs the ability of either Gateway, on the one hand, or Peoples, on the other hand, to consummate the transactions contemplated by this Agreement and the Plan of Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby or (d) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby.

    (b) The only direct or indirect subsidiaries of Gateway are Catlettsburg Federal Savings Bank ("Catlettsburg Federal") and C&F Services, Inc. (together the "Gateway Subsidiaries"). Each of the Gateway Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. Gateway and Catlettsburg Federal are in good standing with their appropriate federal thrift regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Except as set forth in Gateway Disclosure Schedule 2.01(b) and other than the Gateway Subsidiaries, Gateway does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    2.02. Capitalization. The authorized capital stock of Gateway consists of 4,000,000 shares of Gateway Common Stock, of which 1,244,570 are issued and outstanding and 168,816 of which are held in treasury as of the date hereof, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Gateway, and all issued and outstanding shares of capital stock of each of the Gateway Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Gateway Subsidiaries are owned by Gateway free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 75,911 shares of Gateway Common Stock which have been granted pursuant to Gateway's Stock Option Plan (or will be granted as of June 29, 1997 pursuant to the specific provisions of such Stock Option Plan), and which are outstanding, none of Gateway or either of the Gateway Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Gateway or either of the Gateway Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    2.03.     Authority; No Violation.

    (a) Subject to the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by the stockholders of Gateway, Gateway has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Gateway. Except for the approval of Gateway's stockholders of this Agreement and the Plan of Merger, no other corporate proceedings on the part of Gateway are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Gateway and constitutes the valid and binding obligation of Gateway, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) Neither the execution and delivery of this Agreement or the Plan of Merger, nor the consummation by Gateway of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Gateway with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Gateway or any of the Gateway Subsidiaries (including the provisions thereof requiring approval by the Board of Directors), (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Gateway or any of the Gateway Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in Gateway Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Gateway or either of the Gateway Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Gateway or any of the Gateway Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Gateway Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the State of Kentucky, the Office of Thrift Supervision ("OTS") and the stockholders of Gateway, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Gateway in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Gateway and (b) the consummation by Gateway of the Merger and the other transactions contemplated hereby and thereby.

    2.04.     Financial Statements.

    (a) Gateway has previously delivered to Peoples copies of the consolidated statements of financial condition of Gateway as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1996, 1995 and 1994 in each case accompanied by the audit reports of Kelley, Galloway & Co., PSC, independent public accountants, as well as the unaudited consolidated statement of financial condition of Gateway as of March 31, 1997 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Gateway referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Gateway to be delivered by Gateway pursuant to
Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Gateway as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Gateway for the respective periods or as of the respective dates set forth therein (it being understood that Gateway's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Gateway, necessary for a fair presentation of such financial statements).

    (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Gateway and the Gateway Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 2.04(a) or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, none of Gateway or either of the Gateway Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.05.     Absence of Certain Changes or Events.

    (a) There has not been any material adverse effect or change in the business, operations, prospects, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole since March 31, 1997 and to the best knowledge of Gateway, no fact or condition exists which Gateway believes will cause such a material adverse effect or change in the future.

    (b) Neither Gateway nor either of the Gateway Subsidiaries has taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1997 and the date hereof.

    2.06.     Legal Proceedings.  Except as disclosed in Gateway Disclosure
Schedule 2.06, none of Gateway or either of the Gateway Subsidiaries is a party to any, and there are no pending or, to the best knowledge of Gateway, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Gateway or either of the Gateway Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Gateway will not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. None of Gateway or any of the Gateway Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.07.     Taxes and Tax Returns.

    (a) Each of Gateway and the Gateway Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Peoples) and (ii) have not finally been determined. Gateway and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Gateway Disclosure Schedule 2.07(a), (i) the federal income tax returns of Gateway and its Affiliates have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Kentucky income tax returns of Gateway and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Gateway or any of its Affiliates, nor has Gateway or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

    (b) Except as set forth in Gateway Disclosure Schedule 2.07(b), none of Gateway or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Gateway or any Affiliate (nor does Gateway have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Gateway or any of its Affiliates.

    2.08.     Employee Benefit Plans.

    (a) Each employee benefit plan or arrangement of Gateway or either of the Gateway Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Gateway Disclosure Schedule 2.08(a) ("Gateway Plans"). Gateway has previously furnished to Peoples true and complete copies of each of the Gateway Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Gateway Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Gateway Plans.

    (b) Each Gateway Plan has been operated in compliance with its terms in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (c) Neither Gateway nor any Gateway Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) The present value of all accrued benefits under each of the Gateway Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Gateway Plans.

    (e) Neither Gateway nor either of the Gateway Subsidiaries, nor, to the best knowledge of Gateway, any trustee, fiduciary or administrator of an Gateway Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Gateway or either of the Gateway Subsidiaries, or, to the best knowledge of Gateway, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (f) No Gateway Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Gateway Plan, as that term is defined in Section 4043(b) of ERISA.

    (g) No Gateway Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

    (h) Each of the Gateway Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Gateway is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

    2.09.     Securities Documents and Regulatory Reports.

    (a) Gateway has previously delivered or made available to Peoples a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by Gateway to its stockholders as a class since January 1, 1994, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) Gateway and each of the Gateway Subsidiaries has duly filed with the OTS and the Federal Deposit Insurance Corporation ("FDIC") in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Gateway has delivered or made available to Peoples accurate and complete copies of such reports. Gateway Disclosure Schedule 2.09(b) lists all examinations of Gateway or of the Gateway Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 1992 and the dates of any responses thereto submitted by Gateway. In connection with the most recent examinations of Gateway or the Gateway Subsidiaries by the applicable thrift regulatory authorities, neither Gateway nor any Gateway Subsidiary was required to correct or change any action, procedure or proceeding which Gateway or such Gateway Subsidiary believes has not been now corrected or changed as required.

    2.10. Gateway Information. None of the information relating to Gateway and the Gateway Subsidiaries to be contained in (i) the Registration Statement on Form S-4 to be filed by Peoples in connection with the issuance of shares of Peoples Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of Gateway in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby ("Proxy Statement/Prospectus"), as of the date such Proxy Statement/Prospectus is mailed to stockholders of Gateway and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    2.11.     Compliance with Applicable Law.

    (a) Gateway and each of the Gateway Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Gateway and the Gateway Subsidiaries, no suspension or cancellation of any of the same is threatened.

    (b) Neither Gateway nor any of the Gateway Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole; and neither Gateway nor any Gateway Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Gateway or any Gateway Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. Neither Gateway nor any Gateway Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

    2.12.     Deposit Insurance and Other Regulatory Matters.

    (a) The deposit accounts of Catlettsburg Federal are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Catlettsburg Federal has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) Catlettsburg Federal is a member in good standing of the Federal Home Loan Bank ("FHLB") of Chicago and owns the requisite amount of stock in the FHLB of Chicago.

    (c) Catlettsburg Federal is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

    (d) Catlettsburg Federal has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    2.13.     Certain Contracts.

    (a) Except as disclosed in Gateway Disclosure Schedule 2.13(a), neither Gateway nor any Gateway Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by Gateway or any Gateway Subsidiary or the guarantee by Gateway or any Gateway Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Gateway or any Gateway Subsidiary,
(iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Gateway or any of the Gateway Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which Gateway or any of the Gateway Subsidiaries is a party or by which any of the same is bound which limits the freedom of Gateway or any of the Gateway Subsidiaries to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to Gateway's Annual Report on Form 10-KSB under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which Gateway or any Gateway Subsidiary is a party and which is material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

    (b) Neither Gateway nor any Gateway Subsidiary is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

    2.14.     Properties and Insurance.

    (a) All real and personal property owned by Gateway or any of the Gateway Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Gateway and the Gateway Subsidiaries in the ordinary course of business consistent with their past practices. Gateway and the Gateway Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Gateway's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Gateway and the Gateway Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Gateway and the Gateway Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. Gateway Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which Gateway or any of the Gateway Subsidiaries acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

    (b) The business operations and all insurable properties and assets of Gateway and the Gateway Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Gateway, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Gateway adequate for the business engaged in by Gateway and the Gateway Subsidiaries. As of the date hereof, neither Gateway nor either of the Gateway Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

    2.15. Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

    "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

    "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

    "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated presently or within the period of five years preceding the date hereof by Gateway or any of the Gateway Subsidiaries or those properties which serve as collateral for loans owned by Gateway or any of the Gateway Subsidiaries.

    For purposes of this Section 2.15, "knowledge" means the actual knowledge of the current senior executive officers of Gateway and Catlettsburg Federal, without any duty to make inquiry into the books and records of Gateway or Catlettsburg Federal.

    (a) To the best knowledge of Gateway and the Gateway Subsidiaries, neither Gateway nor any of the Gateway Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    (b) To the best knowledge of Gateway and the Gateway Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by Gateway or the Gateway Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    (c) To the best knowledge of Gateway and the Gateway Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Gateway or the Gateway Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    2.16. Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Gateway's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Gateway's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

    2.17. Minute Books. The minute books of Gateway (since its incorporation) and Catlettsburg Federal (since January 1, 1992) contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

    2.18.     Affiliate Transactions.

    (a) Except as disclosed in Gateway Disclosure Schedule 2.18(a) or in Gateway's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1993, neither Gateway nor either of the Gateway Subsidiaries has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Catlettsburg Federal, as such terms are defined in 12 C.F.R Section 561.5 and 12 C.F.R. Section 563.41, respectively.

    (b) Gateway Disclosure Schedule 2.18(b) sets forth the name and number of shares of Gateway Common Stock owned as of the date hereof beneficially or of record by any persons Gateway considers to be affiliates of Gateway ("Gateway Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

    2.19. Broker Fees. Except as set forth in Gateway Disclosure Schedule 2.19, none of Gateway, either of the Gateway Subsidiaries or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    2.20. Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Gateway Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PEOPLES AND PAC

    References to "Peoples Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Peoples to Gateway. Peoples and PAC hereby represent and warrant to Gateway as follows as of the date hereof:

    3.01.     Corporate Organization.

    (a) Peoples is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Peoples has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries (as defined below) taken as a whole. Peoples is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Peoples Disclosure
Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Peoples and the Peoples Subsidiaries set forth in the first sentence of Section 3.01(b) hereof as in effect on the date hereof.

    (b) The only direct or indirect subsidiaries of Peoples as of the date hereof are The Peoples Banking and Trust Company, The First National Bank of Southeastern Ohio, Russell Federal Savings Bank, Northwest Territory Life Insurance Company, Inc., Northwest Territory Insurance Agencies, Inc., Northwest Territory Life Insurance Agency, Inc. and Northwest Territory Property and Casualty Insurance Agency, Inc. (together, the "Peoples Subsidiaries"). Each of the Peoples Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. Peoples and the Peoples Subsidiaries are in good standing with their appropriate federal and state regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such regulatory agencies. Other than the Peoples Subsidiaries or as set forth in Disclosure Schedule 3.01(b), Peoples does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    3.02. Capitalization. The authorized capital stock of Peoples consists of 12,000,000 shares of Peoples Common Stock, no par value, of which 3,451,069 (as of June 10, 1997) are issued and outstanding, net of 607 treasury shares, and no shares of preferred stock. All issued and outstanding shares of capital stock of Peoples, and all issued and outstanding shares of capital stock of each of the Peoples Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Peoples Disclosure Schedule 3.02, all of the outstanding shares of capital stock of each of the Peoples Subsidiaries are owned by Peoples free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 249,234 (as of June 10, 1997) shares of Peoples Common Stock which have been granted pursuant to Peoples's stock option plans (or options granted by Peoples pursuant thereto after the date hereof), none of Peoples or any of the Peoples Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Peoples or any of the Peoples Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    3.03.     Authority; No Violation.

    (a) Peoples has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action on the part of Peoples and no other corporate proceedings on the part of Peoples are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Peoples and constitutes a valid and binding obligations of Peoples, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Peoples, nor the consummation by Peoples of the transactions contemplated hereby and thereby in accordance with the terms hereof, or compliance by Peoples with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Peoples or any of the Peoples Subsidiaries,
(ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Peoples or any of the Peoples Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Peoples or any of the Peoples Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Peoples or any of the Peoples Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of Ohio and of Kentucky, the Board of Governors of the Federal Reserve System ("FRB"), and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Peoples in connection with (a) the execution and delivery of this Agreement and the Plan of Merger by Peoples and
(b) the consummation by Peoples of the transactions contemplated hereby and thereby.

    3.04.     Financial Statements.

    (a) Peoples has previously delivered to Gateway copies of the consolidated statements of financial condition of Peoples as of December 31, 1996, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, in each case accompanied by the audit reports of Ernst & Young, independent public accountants, as well as the unaudited consolidated statement of financial condition of Peoples as of March 31, 1997 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Peoples referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Peoples to be delivered by Peoples pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Peoples as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Peoples for the respective periods or as of the respective dates set forth therein (it being understood that Peoples's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Peoples, necessary for a fair presentation of such financial statements).

    (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Peoples and the Peoples Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, none of Peoples or any of the Peoples Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.05. Absence of Certain Changes or Events. There has not been any material adverse effect or change in the business, operations, prospects, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole since March 31, 1997 and to the best knowledge of Peoples, no fact or condition exists which Peoples believes will cause such a material adverse effect or change in the future.

    3.06.     Legal Proceedings.   None of Peoples or any of the Peoples
Subsidiaries is a party to any, and there are no pending or, to the best knowledge of Peoples, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Peoples or any of the Peoples Subsidiaries, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Peoples will not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. None of Peoples or any of the Peoples Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.07.     Taxes and Tax Returns.

    (a) Each of Peoples and the Peoples Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Gateway) and (ii) have not finally been determined. Peoples and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Peoples Disclosure Schedule 3.07(a), (i) the federal income tax returns of Peoples and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the applicable State income tax returns of Peoples and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Peoples or any of its Affiliates, nor has Peoples or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

    (b) Except as set forth in Peoples Disclosure Schedule 3.07(b), none of Peoples or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Peoples or any Affiliate (nor does Peoples have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    3.08.     Employee Benefit Plans.

    (a) Each employee benefit plan or arrangement of Peoples or either of the Peoples Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Peoples Disclosure Schedule 3.08(a) ("Peoples Plans"). Peoples has previously furnished or made available to Gateway true and complete copies of each of the Peoples Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Peoples Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Peoples Plans.

    (b) Each Peoples Plan has been operated in compliance with its terms in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (c) Neither Peoples nor any Peoples Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) The present value of all accrued benefits under each of the Peoples Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Peoples Plans.

    (e) Neither Peoples nor any of the Peoples Subsidiaries, nor, to the best knowledge of Peoples, any trustee, fiduciary or administrator of a Peoples Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Peoples or any of the Peoples Subsidiaries, or, to the best knowledge of Peoples, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (f) No Peoples Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Peoples Plan, as that term is defined in Section 4043(b) of ERISA.

    (g) No Peoples Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

    (h) Each of the Peoples Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Peoples is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

    3.09.     Securities Documents and Regulatory Reports.

    (a) Peoples has previously delivered or made available to Gateway a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Peoples to its stockholders as a class since January 1, 1993, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) Peoples and each of the Peoples Subsidiaries has duly filed with all applicable regulatory authorities in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Peoples has delivered or made available to Gateway accurate and complete copies of such reports. In connection with the most recent examinations of Peoples or the Peoples Subsidiaries by the applicable regulatory authorities, neither Peoples nor any Peoples Subsidiary was required to correct or change any action, procedure or proceeding which Peoples or such Peoples Subsidiary believes has not been now corrected or changed as required.

    3.10. Peoples Information. None of the information relating to Peoples and the Peoples Subsidiaries to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement/Prospectus, as of the date such Proxy Statement/Prospectus is mailed to stockholders of Gateway and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    3.11.     Compliance with Applicable Law.

    (a) Peoples and each of the Peoples Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Peoples and the Peoples Subsidiaries, no suspension or cancellation of any of the same is threatened.

    (b) Neither Peoples nor any of the Peoples Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole; and neither Peoples nor any Peoples Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Peoples or any Peoples Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. Neither Peoples nor any Peoples Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

    3.12.     Deposit Insurance and Other Regulatory Matters.

    (a) The deposit accounts of each applicable Peoples subsidiary is insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as the case may be, administered by the FDIC to the maximum extent permitted by the FDIA, and each such Peoples subsidiary has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) Russell Federal is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

    (c) Russell Federal is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

    (d) Russell Federal has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    3.13.     Properties and Insurance.

    (a) All real and personal property owned by Peoples or any of the Peoples Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Peoples and the Peoples Subsidiaries in the ordinary course of business consistent with their past practices. Peoples and the Peoples Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Peoples's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Peoples and the Peoples Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Peoples and the Peoples Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

    (b) The business operations and all insurable properties and assets of Peoples and the Peoples Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Peoples, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Peoples adequate for the business engaged in by Peoples and the Peoples Subsidiaries. As of the date hereof, neither Peoples nor either of the Peoples Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

    3.14.     Environmental Matters.

    (a) To the best knowledge of Peoples and the Peoples Subsidiaries, neither Peoples nor any of the Peoples Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Subsidiaries taken as a whole.

    (b) To the best knowledge of Peoples and the Peoples Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by Peoples or the Peoples Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    (c) To the best knowledge of Peoples and the Peoples Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Peoples or the Peoples Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

    3.15. Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Peoples's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Peoples's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

    3.16. Minute Books. Since January 1, 1992, the minute books of Peoples and the Peoples Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

    3.17. Broker Fees. Except as set forth in Peoples Disclosure Schedule 3.17, neither Peoples nor any of its directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    3.18. Funding and Capital Adequacy. At the Effective Time, Peoples will have available to it sufficient funds to pay the Cash Consideration required to be paid to the shareholders and option holders of Gateway under
Article I hereof. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, including but not limited to the due assertion and perfection of dissenters rights by stockholders of Gateway under the KBCA, Peoples will have sufficient capital to satisfy all applicable regulatory capital requirements.

    3.19. Peoples Common Stock. At the Effective Time, the Peoples Common Stock to be issued pursuant to the terms of Article I hereof will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Peoples, with no personal liability attaching to the ownership thereof. The Peoples Common Stock to be issued pursuant to the terms of Article I hereof will be issued in accordance with applicable state and federal laws, rules and regulations.

    3.20. Beneficial Ownership of Gateway Common Stock. As of the date hereof, Peoples does not beneficially own any shares of Gateway Common Stock or have any option, warrant or right of any kind to acquire the beneficial ownership of any Gateway Common Stock.

    3.21. Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Peoples Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                      ARTICLE IV

                               COVENANTS OF THE PARTIES

    4.01. Conduct of the Business of Gateway. During the period from the date hereof to the Effective Time, Gateway shall, and shall cause each of the Gateway Subsidiaries to, conduct its businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Peoples, which consent shall not be unreasonably withheld. Gateway shall use its best efforts to (i) preserve its business organization and that of the Gateway Subsidiaries intact,
(ii) keep available to itself and Peoples the present services of the employees of Gateway and the Gateway Subsidiaries, and (iii) preserve for itself and Peoples the goodwill of the customers of itself and the Gateway Subsidiaries and others with whom business relationships exist.

    4.02.     Negative Covenants.

    (a) Gateway agrees that from the date hereof to the Effective Time, except as otherwise approved by Peoples in writing or as permitted or required by this Agreement, Gateway will not, nor will Gateway permit any of the Gateway Subsidiaries to:

         (i) change any provision of the Articles of Incorporation or other governing instrument or Bylaws of Gateway or either of the Gateway Subsidiaries;

         (ii) except for the issuance of Gateway Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on Gateway Disclosure Schedule 4.02), change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Gateway or either of the Gateway Subsidiaries, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock; it being understood that Gateway shall cause to be issued to the Gateway Board of Directors the options to purchase Gateway Common Stock pursuant to the terms of the Stock Option Plan and the shares of

Gateway Common Stock pursuant to the terms of the Management Recognition and Retention Plan which are scheduled to be awarded on June 29, 1997;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Gateway or either of the Gateway Subsidiaries, except for regular quarterly cash dividends not in excess of $0.10 per share of Gateway Common Stock, which, if declared, shall have payment dates and record dates consistent with past practice;

         (iv) grant any severance or termination pay (other than pursuant to binding contracts of Gateway in effect on the date hereof and disclosed to Peoples on Gateway Disclosure Schedule 2.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, such as granted each January in the ordinary course of business in an amount and consistent with past practices and policies;

         (v) enter into or modify (except as may be required by applicable law or as required by Section 4.12(e) hereof, with the prior written consent of Peoples, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to Gateway's Employee Stock Ownership Plan or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

         (vi) sell or dispose of any significant assets or incur any significant liabilities, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) make any capital expenditures in excess of $10,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Gateway Disclosure Schedule 4.02(vii);

         (viii) except as set forth on Gateway Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 2.18(a) hereof;

         (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xiv)     agree to do any of the foregoing.

    4.03.     No Solicitation.   Neither Gateway nor either of the Gateway
Subsidiaries shall, nor shall Gateway or either of the Gateway Subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Gateway or either of the Gateway Subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Peoples) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Gateway or either of the Gateway Subsidiaries (an "Acquisition Transaction"); provided, however, that Gateway may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Gateway, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. Gateway will promptly communicate to Peoples the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Peoples with copies of (i) any written legal advice provided to the Board of Directors of Gateway, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

    4.04.     Current Information.   During the period from the date hereof to
the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

    4.05.     Access to Properties and Records; Confidentiality.

    (a) Gateway shall permit Peoples and its representatives reasonable access to its properties and those of the Gateway Subsidiaries, and shall disclose and make available to Peoples all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Gateway and the Gateway Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Peoples may have a reasonable interest. Neither Gateway nor either of the Gateway Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Gateway will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Gateway and the Gateway Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Peoples and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by Peoples to Gateway and its representatives to the extent necessary to enable Gateway to satisfy its due diligence obligations with respect to Peoples.

    (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

    (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Gateway may invite two persons (to be designated by Peoples) to attend all meetings of the Board of Directors of Gateway and the Gateway Subsidiaries.

    4.06.     Regulatory Matters.

    (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Plan of Merger as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement and the Plan of Merger.

    (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement and the Plan of Merger.

    (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement and the Plan of Merger.

    4.07. Approval of Gateway Stockholders. Each party will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Proxy Statement/Prospectus in accordance with all applicable requirements) necessary for Gateway to duly call, give notice of, convene and hold a meeting of the Gateway stockholders as soon as reasonably practicable for the purposes of securing the approval of such stockholders of this Agreement and the Plan of Merger, and (b) cooperate and consult with the other party with respect to the foregoing matters. In addition, Gateway shall, recommend to its stockholders the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, provided, however, that if the Board of Directors of Gateway shall have reasonably determined in good faith (after consultation with its counsel) that such recommendation is reasonably likely to constitute a breach of its fiduciary duties to the stockholders of Gateway, then the Board of Directors of Gateway shall not be obligated to recommend to its stockholders adoption of this Agreement and the Plan of Merger.

    4.08. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement and the Plan of Merger unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

    4.09. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in
Article V or the compliance by Gateway with the covenants set forth in Section
4.01 hereof.

    4.10. Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement and the Plan of Merger or any of the transactions contemplated hereby and thereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

    4.11. Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June __, 1998 and that it will not waive that condition, it will promptly notify the other party. Peoples and Gateway will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

    4.12.     Certain Post-Merger Agreements.

    The parties hereto agree to the following arrangements following the Effective Time:

    (a) Operations of PAC and Catlettsburg Federal. Peoples intends to maintain PAC as a separate holding company subsidiary of Peoples for a period of not less than two years from the Effective Time. In addition, Peoples shall maintain Catlettsburg Federal as a separate subsidiary of Gateway (or a successor or alternative subsidiary of Peoples) for a period of not less than two years from the Effective Time. Following such two-year period, Peoples may, in its sole discretion, determine to merge or consolidate Catlettsburg Federal with other Peoples subsidiaries as it determines to be appropriate.

    (b) Board of Directors of PAC and Catlettsburg Federal. In accordance with Section 1.02(d) hereof, effective as of the Effective Time, Rebecca R. Jackson and John H. Fugeman, who are presently directors of Gateway (in the event of the death, disability or other inability to serve, Gateway and Peoples shall mutually agree upon another individual presently or at such time serving as a director of Gateway to replace such person in this capacity) in addition to Robert Evans, RobRoy Walters and Carol Schneeberger, of Peoples shall be elected to the Board of Directors of PAC and, David B. Baker, Robert E. Evans, Norman R. Menshouse, Carol A. Schneeberger, RobRoy Walters and Joseph H. Wesel of Peoples shall be elected to the Board of Directors of Catlettsburg Federal. The existing directors of Catlettsburg Federal shall have the right to continue to serve as directors of Catlettsburg Federal.

    (c) Officers and Employees of Gateway and Catlettsburg Federal. The current President and Chief Executive Officer of Catlettsburg Federal, Rebecca
R. Jackson will continue to be retained by Catlettsburg Federal in accordance with the terms of her employment agreement. It is acknowledged by the parties that Peoples does not intend to have Ms. Jackson serve as Chief Executive Officer of the Surviving Corporation nor does it intend to renew the employment agreement at the annual anniversary date of such agreement, as set forth in
Section 2 of such agreement. All employees of Gateway and Catlettsburg Federal immediately prior to the Effective Time shall remain employees of Gateway and Catlettsburg Federal at the Effective Time and, except with respect to Rebecca
R. Jackson, shall be employed by Gateway and Catlettsburg Federal as at-will employees at the same salary they are receiving from Gateway or Catlettsburg Federal. Peoples does not intend to impose job eliminations at Gateway or Catlettsburg Federal as a result of the Merger.

    (d)  Employee Benefit Plans.

    (1) Subject to the provisions of this Section 4.12, all employees of Gateway or the Gateway Subsidiaries immediately prior to the Effective Time who are employed by Peoples, or the Peoples Subsidiaries (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Peoples may determine to continue any of the Gateway benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of Gateway's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.12 and as otherwise prohibited by law, Transferred Employees' service with Gateway or the Gateway Subsidiaries shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. Peoples agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Gateway or the Gateway Subsidiaries on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any Gateway or the Gateway Subsidiaries benefit plan, including stock based plans, which continues to exist subsequent to the Effective Time, shall require the prior consent of the Peoples, and (y) Peoples may cause any of the Gateway or the Gateway Subsidiaries benefit plans which continue to exist, including stock based plans, to be amended in order to provide that employees of Peoples or the Peoples Subsidiary may be participants in such plans.

    (2) Prior to the Effective Time and without any requirement to make application to the Key District Office of the IRS in Cincinnati (the "Key District Office"), Gateway may amend the Gateway's Employee Stock Ownership Plan (the "Gateway ESOP") to provide for: (i) elimination of any requirement for a participant to be employed as of the last day of the year to receive an employer contribution, other annual additions or allocations, (ii) clarification that any unallocated assets remaining after payment of the Gateway ESOP loan will be treated as earnings, and (iii) such other changes as may be necessary under the Tax Reform Act of 1986, as amended.

    (3) From and after the date of this Agreement, Gateway shall make no further contributions to the Gateway ESOP, except in an amount to pay any required installment payment on the Gateway ESOP loan. From and after the date of this Agreement and prior to the Effective Time, Gateway and its representatives, with the full cooperation of Peoples, shall use their best efforts to:

         (i) submit to the Key District Office an Application of Determination upon Termination relating to the Gateway ESOP which discloses the proposed allocation of the cash remaining in the suspense account (after the repayment of the Gateway ESOP loan) without regard to Section 415 of the Code; and

         (ii) maintain the status of the Gateway ESOP as a plan qualified under
    Section 401(a) and 4975 of the Code. At the Effective Time or as soon thereafter as is practicable and permissible under the Code, Gateway and Peoples shall cause the Gateway ESOP loan to be repaid with the Merger Consideration received by the Gateway ESOP with respect to unallocated shares of Gateway Common Stock. If the Key District Office issues a favorable determination letter with respect to termination of the Gateway ESOP and proposed allocation of the remaining suspense account to participants, Peoples and Gateway shall, as soon thereafter as practicable, distribute the Gateway ESOP benefits to the Gateway ESOP participants pursuant to the terms of the Gateway ESOP.

         (iii) If the Key District Office determines that it will not issue a favorable determination letter with respect to the proposed allocation because of the Section 415 limitations, then the maximum allocations of earnings shall be made to a participant on a plan termination basis consistent with the limitations under Section 415 of the Code. Any remaining cash attributable to unallocated shares of Gateway Common Stock shall remain in the suspense account and be allocated to the accounts of such participant without a violation of the limitation in Section 415.
    Upon the last distribution of the cash or other assets attributable to unallocated shares remaining in the suspense account, the Gateway ESOP will be terminated in accordance with applicable law.

    (4) In the event that, following the Effective Time, the employment of any Gateway ESOP participant who was employed by Gateway is involuntarily terminated without cause by Gateway, such participant (or his or her beneficiary or beneficiaries) shall receive a cash bonus from Gateway as soon as practicable after the date on which the final allocation of earnings from the suspense account is made, equal to the amount such participant would have received if he or she had continued to be a participant in the Gateway ESOP, at his or her then-current annualized compensation as such term is defined in the Gateway ESOP, through the date of the termination of the ESOP Trust; provided, however, that neither Peoples nor Gateway shall be obligated to make any such cash payment under any circumstances in which such payments are not or will not be deductible because of Section 280G of the Code.

    (5) Peoples and the Gateway will adopt such additional amendments to the Gateway ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of Peoples or Gateway or result in an additional material liability to Peoples or Gateway.

    (6) To the extent permitted by applicable law, and to the extent requested by participants in the Gateway ESOP, Peoples will permit a Gateway employee's participant accounts in the Gateway ESOP to be rolled over into People's 401(k) plan.

    (f)  Indemnification; Insurance.

    From and after the Effective Time through the fifth anniversary of the Effective Time, Peoples (the "Indemnifying Party") shall indemnify and hold harmless and provide directors and officers liability insurance to each present and former director and officer of Gateway or any Gateway Subsidiary determined as of the Effective Time. From the Effective Time and continuing thereafter, the current officers and directors of Gateway shall be indemnified and provided directors' and officers' liability insurance by Peoples for their acts and omissions arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time exactly as is provided on the date of this Agreement in the Code of Regulations, Article Five, of Peoples and with the existing directors and officers' liability insurance policy as of the date of this Agreement, each of which may be changed, altered, modified or discontinued in good faith and solely if it does not discriminate against directors or officers of Gateway or any Gateway Subsidiary with respect to the insurance and indemnification provided for herein.


                                      ARTICLE V

                                 CONDITIONS PRECEDENT

    5.01 Conditions Precedent - Peoples, PAC and Gateway. The respective obligations of Peoples, PAC and Gateway to effect the transactions contemplated by this Agreement and the Plan of Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

    (a) All corporate action necessary to authorize the execution and delivery of this Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Peoples, PAC and Gateway including approval by the requisite vote of the respective shareholders of PAC and Gateway of this Agreement and the Plan of Merger.

    (b) All approvals and consents for the transactions contemplated by the Amendment and the Plan of Merger from the FRB, the OTS and any other governmental entity, the approval or consent of which is required for the consummation of the Merger, and the other transactions contemplated hereby and thereby shall have been received and all statutory waiting periods in respect thereof shall have expired.

    (c) None of Peoples, Gateway or their respective subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

    (d) The Form S-4 shall have become effective under the 1933 Act, and Peoples shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Peoples Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

    (e) The shares of Peoples Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq National Market.

    (f) Peoples shall have received an opinion issued by Vorys, Sater, Seymour and Pease and Gateway shall have received an opinion issued by Elias, Matz, Tiernan & Herrick, L.L.P., each of which opinions shall be reasonably acceptable to the parties and to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and that accordingly:

         (i) no gain or loss will be recognized by Peoples, PAC or Gateway as a result of the Merger;

         (ii) no gain or loss will be recognized by the shareholders of Gateway who exchange their Gateway Common Stock solely for Peoples Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Peoples Common Stock);

         (iii) the tax basis of the Peoples Common Stock received by shareholders who exchange all of their Gateway Common Stock solely for Peoples Common Stock in the Merger will be the same as the tax basis of the Gateway Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

         (iv) any shareholders of Gateway who receive cash in exchange for their shares of Gateway Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any Peoples Common Stock received in the Merger over the shareholder's adjusted tax basis in their Gateway Common Stock, or (ii) the amount of cash received.

    In rendering such opinion, each law firm will require and rely upon representations contained in certificates of officers of Peoples, PAC, and Gateway.

    5.02 Conditions Precedent - Gateway. The obligations of Gateway to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Gateway pursuant to Section 6.03 hereof.

    (a) The representations and warranties of Peoples as set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 5.02 shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Peoples on a consolidated basis or on the ability of Peoples and Gateway, as applicable, to consummate the Merger.

    (b) Peoples and PAC shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement and the Plan of Merger on or prior to the Effective Time (including without limitation the covenants set forth in Sections 4.12).

    (c) Each of Peoples and PAC shall have delivered to Gateway a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 5.02(a) and 5.02(b) have been satisfied.

    (d) Gateway shall have received the written opinion of its special counsel, Elias, Matz, Tiernan & Herrick L.L.P., and Adkins & Adkins Attorneys, P.S.C., its general counsel, or another general corporate law firm licensed to practice in Kentucky, dated the date of the Closing, that collectively address the matters set forth in Exhibit C hereto.

    (e) Gateway shall have received an opinion from Friedman, Billings, Ramsey & Co., Inc. dated as of the date the Proxy Statement/Prospectus is mailed to the Gateway stockholders to the effect that, in its opinion, the consideration to be paid to stockholders of Gateway hereunder is fair to such stockholders.

    (f) Peoples and/or PAC shall have furnished Gateway with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 5.01 and 5.02 as such conditions relate to Peoples or PAC as Gateway may reasonably request.

    5.03 Conditions Precedent - Peoples and PAC. The obligations of Peoples and PAC to effect the transactions contemplated by this Agreement and Plan of Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Peoples or PAC pursuant to Section 6.03 hereof.

    (a) The representations and warranties of Gateway set forth in Article II hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 5.03(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Gateway on a consolidated basis or on the ability of Peoples, PAC and Gateway, as applicable, to consummate the Merger.

    (b) Gateway shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement and the Plan of Merger on or prior to the Effective Time.

    (c) Gateway shall have delivered to Peoples a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 5.03(a) and 5.03(b) have been satisfied.

    (d) Peoples shall have received the written opinion of Charles Hunsaker, its General Counsel, dated the date of the Closing, that collectively address the matters set forth in Exhibit D hereto.

    (e) The Dissenters' Shares shall constitute not more than 10% of the outstanding shares of Gateway Common Stock immediately prior to the Effective Time.

    (f) Each of the directors of Gateway shall have executed and delivered the Stockholder Agreement, the form of which is set forth as Exhibit A hereto.

    (g) Gateway shall have furnished Peoples with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 5.01 and 5.03 as such conditions relate to Gateway as Peoples may reasonably request.

                                      ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER, ETC.

    6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Gateway:

    (a)  by mutual written consent of the parties hereto;

    (b) by Peoples or Gateway (i) if the Effective Time shall not have occurred on or prior to June __, 1998 or (ii) if a vote of the stockholders of Gateway is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of Gateway contemplated by
Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

    (c) by Peoples or Gateway upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

    (d) by Peoples in writing if Gateway has, or by Gateway in writing if Peoples has, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries or Peoples and the Peoples Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

    (e) by Peoples or Gateway in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Peoples, would materially impair the value of Gateway and the Gateway Subsidiaries to Peoples, and the time period for appeals and requests for reconsideration has run.

    (f) by Gateway or Peoples, by action of a majority of its respective Board of Directors, in the event the Peoples Market Value is less than $27.84.

    (g) by Gateway, without any liability for expenses or damages by or to Peoples whatsoever if Peoples:

         (i) changes any provision of the Articles of Incorporation or other governing instrument or Bylaws of Peoples or PAC in a manner which would adversely affect in any manner the terms of the Peoples Common Stock or the ability of Peoples and PAC to consummate the transactions contemplated hereby;

         (ii) effects any recapitalization, reclassification, stock split or like change in capitalization; or

         (iii) participates in any merger, consolidation or other transaction in which Peoples is not the surviving corporation or sells, transfers or otherwise disposes of all or substantially all of the consolidated assets or deposit liabilities (other than loans and investments in the ordinary course) or the capital stock of The Peoples Banking and Trust Company, The First National Bank of Southeastern Ohio or Russell Federal Savings Bank directly or indirectly held by it.

    6.02. Effect of Termination. In the event of termination of this Agreement by either Peoples or Gateway as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b), this Section 6.02 and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors, except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

    6.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Gateway, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Gateway, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Gateway. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                     ARTICLE VII

                                    MISCELLANEOUS

    7.01.     Expenses, Liabilities and Termination Fees.

    (a) All costs and expenses incurred in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Peoples and Gateway shall share equally in the costs of printing the Form S-4 and Proxy Statement/Prospectus.

    (b) If an Acquisition Transaction shall have occurred, the Gateway Board is excused from recommending approval of the Merger to the Gateway stockholders pursuant to Section 4.07 hereof and the Gateway stockholders do not approve this Agreement and the Plan of Merger, then in consideration of People's costs and expenses in connection with this Agreement and the Plan of Merger and the transactions contemplated hereunder and thereunder, Gateway shall pay Three Hundred Thousand Dollars ($300,000) to Peoples as an agreed-upon termination fee, in immediately available funds, within two business days after the occurrence of the last of such events. If Gateway timely satisfies its obligations pursuant to this Section 7.01(b), it shall have no further liability to Peoples whatsoever under this Agreement.

    In the event that this Agreement is terminated pursuant to Section 6.01 on account of an intentional breach of any of the representations and warranties or of any of the covenants or agreements set forth herein, Gateway shall pay to Peoples, in the case of a breach by Gateway, or Peoples shall pay to Gateway, in the case of a breach by Peoples, in immediately available funds, the sum of Six Hundred Thousand Dollars ($600,000) as agreed-upon liquidated damages, within two (2) business days after receipt of a demand therefor from the party entitled to such damages. For purposes of this Section 7.01(b), in no event shall a breach of a representation and warranty be deemed "intentional" if no member of the board of directors and no senior officer of Gateway, or Peoples, as the case may be, knew or should have known (based solely on the existence of clear and uncontroverted documentation) that such representation and warranty was not true and correct. Nothing herein shall limit the right of the non-breaching party to seek and receive all relief and damages to which it may be entitled, at law or in equity, on account of a non-intentional breach, including, without limitation, legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

    7.02. Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 4.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Peoples or Gateway (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Peoples or Gateway.

    7.03. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

    (a)  If to Peoples, to:

         Peoples Bancorp, Inc.
         138 Putnam Street
         Marietta, Ohio 45750
         Attn:     Charles Hunsaker

         Copy to:

    (b)  If to Gateway, to:

         Gateway Bancorp, Inc.
         2717 Louisa Street
         Catlettsburg, Kentucky  41129
         Attn:     Rebecca R. Jackson

         Copy to:

         Elias, Matz, Tiernan and Herrick L.L.P.
         734 15th Street, N.W.
         Washington, D.C.  20005
         Attn:     Norman B. Antin, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    7.04. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

    7.05. Complete Agreement. This Agreement, including the documents and other writings referred to herein delivered pursuant hereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

    7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    7.07. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

    7.08. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, Peoples and Gateway have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  PEOPLES BANCORP, INC.


Attest:

/s/ Ruth I. Otto                       By:  /s/ Robert E. Evans
Ruth I. Otto                           Robert E. Evans
Secretary                               President and Chief Executive Officer



                                  GATEWAY BANCORP, INC.


Attest:

/s/ Hunter E. Clark                    By:  /s/ Rebecca R. Jackson
Hunter E. Clark                        Rebecca R. Jackson
Secretary                                  President and Chief Executive Officer

                                                                       EXHIBIT A


                                STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of June __, 1997, by and among Peoples Bancorp, Inc. (the "Acquiror"), an Ohio corporation, and certain stockholders of Gateway Bancorp, Inc. (the "Company"), a Kentucky corporation, named on Schedule I hereto (collectively the "Stockholders").

                                     WITNESSETH:

    WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into Peoples Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of the Acquiror (the "Merger"); and

    WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Ownership of Acquiror Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, $.01 par value per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

    2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

    (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

    (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

    (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

    Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

    3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

    4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

    5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

    6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

    7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

    8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

    IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                        PEOPLES BANCORP, INC.


                        By:
                            ---------------------------------------------
                             Name:  Robert E. Evans
                             Title: President and Chief Executive Officer


                        COMPANY STOCKHOLDERS:



                             -------------------------------------------
                             Hunter E. Clark


                             --------------------------------------------
                             Harold Freedman


                             --------------------------------------------
                             John H. Fugeman


                             --------------------------------------------
                             Charles M. Hedrick


                             --------------------------------------------
                             Rebecca R. Jackson

                                      SCHEDULE I


                                       Number of Shares of
                                       Company Common Stock
Name of Stockholder                     Beneficially Owned
---------------------------------      ---------------------

Hunter E. Clark

Harold Freedman

John H. Fugeman

Charles M. Hedrick

Rebecca R. Jackson

                                                                       EXHIBIT B


                                    PLAN OF MERGER


    THIS PLAN OF MERGER (the "Plan"), dated this ____ day of __________, 1997, is by and among Peoples Bancorp, Inc., an Ohio corporation ("Peoples"), Peoples Acquisition Corp., an Ohio corporation and wholly-owned subsidiary of Peoples ("PAC") and Gateway Bancorp, Inc., a Kentucky corporation ("Gateway").


                                 W I T N E S S E T H:

    WHEREAS, Peoples and Gateway have entered into an Agreement and Plan of Merger (the "Agreement") dated June ___, 1997, pursuant to which Gateway will merge with and into PAC (the "Merger"); and

    WHEREAS, Gateway and PAC desire to merge on the terms and conditions herein provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  The Merger

    Subject to the terms and conditions of the Plan, at the Effective Time (as defined in Section 2 below), Gateway shall merge with and into PAC in accordance with the applicable provisions of the Ohio General Corporation Law ("OGCL") and the Kentucky Business Corportion Act (the "KBCA"). PAC shall be the surviving corporation (the "Surviving Corporation") and shall operate under the name "Gateway Bancorp, Inc." Upon consummation of the Merger, the separate corporate existence of Gateway shall cease.

Section 2.  Effective Time

    The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the OGCL and Articles of Merger ("Articles of Merger") with the Secretary of State of the Commonwealth of Kentucky pursuant to the KBCA, unless a later date and time is specified as the effective time in such Certificate of Merger and Articles of Merger (the "Effective Time").

Section 3.  Articles of Incorporation, Code of Regulations and Bylaws

    The Articles of Incorporation, Code of Regulations and Bylaws of PAC in effect immediately prior to the Effective Time shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, except that effective as of the Effective Time, the name of the Surviving Corporation shall be "Gateway Bancorp, Inc."

Section 4.  Effects of the Merger

    From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL and Section 271 B.11-060 of the KCBA.

Section 5.  Directors and Executive Officers

    Upon consummation of the Merger:

    (i) The directors of the Surviving Corporation shall consist of five (5) persons, the names of which are set forth as Appendix A to this Plan and incorporated by reference herein;

    (ii) The executive officers of the Surviving Corporation shall be as set forth in Appendix B to this Plan and incorporated herein by reference.

Section 6.  Effect on Shares of Gateway Common Stock

    At the Effective Time:

    (i) Each share of common stock of Gateway, par value, $0.01 per share, issued and outstanding will be converted to a right to receive the Merger Consideration as defined and pursuant to the terms and conditions set forth in Section 1.04 of the Agreement; and

    (ii) Each share of PAC capital stock issued and outstanding shall remain issued and outstanding.


Section 7.  Additional Actions

    If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to:

    (i) Vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Gateway acquired, or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or

    (ii) otherwise carry out the purposes of the Agreement and the Plan of Merger,

Gateway and its proper director and officers shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and the Plan of Merger; and the proper directors and officers of the Surviving Corporation are fully authorized in the name of Gateway or otherwise to take any and all such action.

Section 8.  Counterpart

    This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute an agreement.

Section 9.  Governing Law

    (i) This Plan shall be governed in all respects, including but not limited to, validity, interpretation, effect and performance, by the laws of the State of Ohio.

    (ii) Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

Section 10.  Amendment

    Subject to applicable law and Section 6.03 of the Agreement, this Plan may be amended, modified or supplemented only by written agreement of Peoples, PAC and Gateway at any time prior to the Effective Time.

Section 11.  Waiver

    Subject to Section 6.03 of the Agreement, any of the terms of conditions of this Plan may be waived at any time by whichever of the parties hereto is entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

Section 12.  Assignment; Termination

    This Plan may not be assigned by any party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

Section 13.  Acknowledgment

    Each party to this Plan acknowledges and affirms that its Board of Directors has:

    (i)  Approved the Agreement, this Plan and the Merger; and

    (ii) Authorized the execution of the Agreement and the Plan; and

    (iii)     Empowered its signatories to execute the Agreement and this Plan.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the day and year first above written:

Attest:                                PEOPLES ACQUISITION CORP.



________________________________       By:  _________________________________
Ruth I. Otto                                Robert E. Evans, President and
Secretary                                          Chief Executive Officer

                                       PEOPLES BANCORP, INC.



________________________________       By:  _________________________________
Ruth I. Otto                                Robert E. Evans, President and
Secretary                                          Chief Executive Officer

                                       GATEWAY BANCORP, INC.



________________________________       By:  _________________________________
Hunter E. Clark                             Rebecca R. Jackson, President and
Secretary                                    Chief Executive Officer
                                          59

                                                                     EXHIBIT C-1


                      FORM OF OPINION OF GATEWAY SPECIAL COUNSEL

         (a) Gateway is a corporation duly organized and existing under the laws of the Commonwealth of Kentucky. Gateway has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries, taken as a whole. Gateway is registered as a savings and loan holding company under the Home Owners' Loan Act.

         (b) Catlettsburg Federal is a federally chartered savings bank duly organized and existing under the laws of the United States. Catlettsburg Federal has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries, taken as a whole.

         (c) Catlettsburg Federal is a member of the Federal Home Loan Bank of Cincinnati; the savings accounts of depositors in Home Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund.

         (d) The authorized capital stock of Gateway consists of 4,000,000 shares of common stock, $0.01 par value per share (the "Gateway Common Stock"), 1,244,570 of which are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding Gateway Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the stockholders of Gateway have no preemptive rights with respect to any shares of the capital stock of Gateway. Gateway does not have any outstanding class of capital stock other than shares of its common stock and, to our knowledge, there are no outstanding subscription rights, options (other than an aggregate of 75,911 options to purchase Gateway Common Stock which have been granted pursuant to the Gateway Stock Option Plan, conversion rights, warrants or other agreements or commitments obligating Gateway to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Gateway from selling any additional Gateway Common Stock or obligating Gateway to grant, extend or enter into any such agreement or commitment. The outstanding shares of capital stock of Catlettsburg Federal has been validly authorized and issued and is fully paid, free of preemptive rights and non-assessable and, to our knowledge, is owned by Gateway free and clear of any liens, claims, equities, restrictions or encumbrances.

         (e) The Agreement and the Plan of Merger has been duly authorized, executed and delivered by Gateway, and constitute the valid and binding obligations of Gateway enforceable in accordance with their terms, except that the enforceability of the obligations of Gateway may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement and the Plan of Merger may be limited by implied covenants of good faith, fair dealing and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

         (f) The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the respective articles of incorporation or the bylaws of Gateway or the Gateway Subsidiaries; (ii) to our knowledge, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse or time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree to which Gateway or the Gateway Subsidiaries are a party or by which Gateway or the Gateway Subsidiaries are bound; or (iii) cause Gateway or the Gateway Subsidiaries to violate any statute, order, rule or regulation applicable to Gateway or the Gateway Subsidiaries.

         (g) All actions required by law, the articles of incorporation of Gateway or its bylaws to be taken by the directors and stockholders of Gateway to authorize the execution, delivery and performance of the Agreement and the Plan of Merger and consummation of the Merger and the actions contemplated thereby have been duly taken.

         (h) Assuming that there has been due authorization of the Merger by all necessary corporate, stockholder and governmental proceedings on the part of Peoples and that Peoples has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the Ohio Secretary of State and the Articles of Merger with the Secretary of State of the Commonwealth of Kentucky in accordance with Section 1.02 of the Agreement and the Plan of Merger, the Merger will become effective and each share of the Gateway Common Stock will be extinguished and converted as provided in Section 1.03 of the Agreement and the Plan of Merger.

         (i) All approvals, authorizations, consents or other actions and all filings under federal law required to be obtained by Gateway in order to permit the execution and delivery of the Agreement and the Plan of Merger and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No consent of any other party or entity (other than approvals, authorizations, consents and other actions required to be obtained by Peoples) is required in connection with the execution, delivery and performance by Gateway and the Gateway Subsidiaries of their obligations under the Agreement and the Plan of Merger.

         (j) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our familiarity with the affairs of Gateway and the Gateway Subsidiaries, no facts have come to our attention that caused us to believe that (except for financial statements, other tabular financial information, and other financial and statistical data and information as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Gateway at which the Agreement and the Plan of Merger were approved, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (k) To our knowledge and except as set forth in the Gateway Subsidiaries Disclosure Schedule, there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or financial condition of Gateway or the Gateway Subsidiaries, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Gateway or the Gateway Subsidiaries, would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. To our knowledge, Gateway and the Gateway Subsidiaries are not in default with respect to any order, writ, injunction or decree of any court or of any federal governmental department, commission, board, bureau, agency or authority, to which they or their properties are subject.

         (l) To our knowledge, each of Gateway and Catlettsburg Federal has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct their respective businesses under applicable Federal laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. None of such material permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement and the Plan of Merger, except for such permits, licenses, orders and approvals the loss of which would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel licensed to practice in such jurisdiction and (B) as to matters of fact, on certificates of responsible officers of the Gateway and the Gateway Subsidiaries and public officials. Such counsel's opinion shall be limited to matters governed by federal laws. Whenever any opinion expressed herein with respect to any matter is qualified by the phrase "to such counsel's knowledge" or "to the knowledge of such counsel," such language indicates that
(i) the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm (a) who have participated directly in the specific transactions to which this opinion relates or (b) who the individual lawyer signing the opinion should know may have relevant information concerning the subject matter of such opinion; (ii) such counsel has not undertaken any independent investigation with respect to such matter except as may be specifically set forth in such counsel's opinion; and (iii) no inference that such counsel has actual knowledge concerning such matter should be drawn from the fact of such counsel's representation of the Gateway and the Gateway Subsidiaries as special counsel or such counsel's expression of such opinion. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Gateway or the Gateway Subsidiaries shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Gateway or the Gateway Subsidiaries or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Gateway or the Gateway Subsidiaries.

                                                                     EXHIBIT C-2

                        FORM OF OPINION OF GENERAL COUNSEL TO
                                       GATEWAY


         (a) The outstanding capital stock of C&F Services, Inc. has been validly authorized and issued and is fully paid, free of preemptive rights and non-assessable and, to our knowledge, owned by Catlettsburg Federal free and clear of any liens, claims, equities, restrictions or encumbrances. C&F Services, Inc. has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries, taken as a whole.

         (b) All of the outstanding shares of capital stock of C&F Services, Inc. has been validly authorized and issued and are fully paid, free of preemptive rights and non-assessable and, to our knowledge, are owned by Catlettsburg Federal free and clear of any liens, claims, equities, restrictions or encumbrances.

         (c) All approvals, authorizations, consents or other actions and all filings under any applicable Kentucky law required to be obtained by Gateway in order to permit the execution and delivery of the Agreement and the Plan of Merger and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No consent of any other party or entity (other than approvals, authorizations, consents and other actions required to be obtained by Peoples) is required in connection with the execution, delivery and performance by Gateway and the Gateway Subsidiaries of their obligations under the Agreement and the Plan of Merger.

         (d) To my knowledge and except as set forth in the Gateway Disclosure Schedule, there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or financial condition of Gateway or the Gateway Subsidiaries, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Gateway or the Gateway Subsidiaries, would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

         (e) To my knowledge, Gateway and the Gateway Subsidiaries are not in default with respect to any order, writ, injunction or decree of any court or of any state, municipal or other governmental department, commission, board, bureau, agency or authority, to which they or their properties are subject.

         (f) To my knowledge, each of Gateway and the Gateway Subsidiaries has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct their respective businesses under applicable state laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole. None of such material permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement and the Plan of Merger, except for such permits, licenses, orders and approvals the loss of which would not have a material adverse effect on the business, operations, assets or financial condition of Gateway and the Gateway Subsidiaries taken as a whole.

         (g) In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Gateway and the Gateway Subsidiaries and public officials. Such counsel's opinion shall be limited to matters governed by Kentucky law. Whenever any opinion expressed herein with respect to any matter is qualified by the phrase "to such counsel's knowledge" or "to the knowledge of such counsel," such language indicates that (i) the relevant knowledge or awareness is limited to the actual knowledge or awareness of the lawyer rendering the opinion and (ii) such counsel has not undertaken any independent investigation with respect to such matter except as may be specifically set forth in such counsel's opinion. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Gateway or the Gateway Subsidiaries shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Gateway or the Gateway Subsidiaries or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Gateway or the Gateway Subsidiaries.

                                                                       EXHIBIT D

                            FORM OF OPINION OF COUNSEL OF
                                       PEOPLES

         (a) Peoples is a corporation duly organized and validly existing under the laws of the State of Ohio. Peoples has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries, taken as a whole. Peoples is registered as a bank holding company under the Bank Holding Company Act of 1956.

         (b) The First National Bank of Southeastern Ohio is a national banking association duly organized and existing in stock form under the laws of the United States. The Peoples Banking and Trust Company is a state chartered commercial bank duly organized and existing under the laws of the State of Ohio. Russell Federal Savings Bank is a federally chartered savings bank duly organized and existing under the laws of the United States. The Peoples Subsidiaries have the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries, taken as a whole.

         (c) The deposit accounts of each applicable Peoples Subsidiary is insured up to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as the case may be, administered by the FDIC.

         (d) The authorized capital stock of Peoples consists exclusively of 12,000,000 shares of common stock, no par value per share (the "Peoples Common Stock"). All of the outstanding Peoples Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the stockholders of Peoples have no preemptive rights with respect to any shares of the capital stock of Peoples. Peoples does not have any outstanding class of capital stock other than shares of its common stock and, to our knowledge, there are no outstanding subscription rights, options (other than an aggregate of 249,234 (as of June 10, 1997) options to purchase Peoples Common Stock which have been granted pursuant to the stock compensation plans of Peoples), conversion rights, warrants or other agreements or commitments obligating Peoples to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Peoples from selling any additional Peoples Common Stock or obligating Peoples to grant, extend or enter into any such agreement or commitment. The outstanding shares of capital stock of the Peoples Subsidiaries have been validly authorized and issued and are fully paid, free of preemptive rights and non-assessable and, to our knowledge, are owned directly and indirectly by Peoples free and clear of any liens, claims, equities, restrictions or encumbrances other than as referenced in Disclosure Schedule 3.02. The Peoples Common Stock to be issued in connection with the Merger in accordance with Article I of the Agreement and the Plan of Merger is duly reserved for issuance, and when so issued, will be duly authorized and validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Peoples.

         (e) The Agreement and the Plan of Merger have been duly authorized, executed and delivered by Peoples, and constitute the valid and binding obligations of Peoples enforceable in accordance with their terms, except that the enforceability of the obligations of Peoples may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement and the Plan of Merger may be limited by implied covenants of good faith, fair dealing and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

         (f) The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the respective articles of incorporation or the bylaws of Peoples or the Peoples Subsidiaries; (ii) to our knowledge, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse or time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree to which Peoples or the Peoples Subsidiaries are a party or by which Peoples or the Peoples Subsidiaries are bound; or (iii) cause Peoples or the Peoples Subsidiaries to violate any statute, order, rule or regulation applicable to Peoples or the Peoples Subsidiaries.

         (g) All actions required by law, the articles of incorporation of Peoples or its bylaws to be taken by the directors of Peoples to authorize the execution, delivery and performance of the Agreement and the Plan of Merger and consummation of the Merger and the actions contemplated thereby have been duly taken.

         (h) Assuming that there has been due authorization of the Merger by all necessary corporate, stockholder and governmental proceedings on the part of Gateway and that Gateway has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the Ohio Secretary of State and Articles of Merger with the Secretary of State of the Commonwealth of Kentucky in accordance with Section 1.02 of the Agreement, the Merger will become effective and each share of Gateway Common Stock will be extinguished and entitled to the consideration provided in Section
    1.04 of the Agreement.

         (i) All approvals, authorizations, consents or other actions and all filings under federal law and any applicable state law required to be obtained by Peoples in order to permit the execution and delivery of the Agreement and the Plan of Merger and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No consent of any other party or entity (other than approvals, authorizations, consents and other actions required to be obtained by Gateway) is required in connection with the execution, delivery and performance by Peoples and the Peoples Subsidiaries of their obligations under the Agreement and the Plan of Merger.

         (j) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our familiarity with the affairs of Peoples and the Peoples Subsidiaries, no facts have come to our attention that caused us to believe that (except for financial statements, other tabular financial information, and other financial and statistical data and information as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Gateway at which the Agreement and the Plan of Merger were approved, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (k) To our knowledge and except as set forth in the Peoples Disclosure Schedule, there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or condition (financial or otherwise) of Peoples or the Peoples Subsidiaries, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Peoples or the Peoples Subsidiaries, would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. To our knowledge, Peoples and Peoples Subsidiaries are not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, to which they or their properties are subject.

         (l) To our knowledge, each of Peoples and the Peoples Subsidiaries has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct their respective businesses under applicable Federal and state laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole. None of such material permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement and Plan of Merger, except for such permits, licenses, orders and approvals the loss of which would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and the Peoples Subsidiaries taken as a whole.

         (m) The registration statement of Peoples has been declared effective by the SEC under the Securities Act and, to our knowledge, no stop order suspending the effectiveness thereof has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

         (n) The terms and provisions of the Peoples Common Stock conforms to the description thereof contained in the Proxy Statement/Prospectus. The forms of certificate used to evidence the Peoples Common Stock are in due and proper form.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Ohio, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel licensed to practice in such jurisdiction and (B) as to matters of fact, on certificates of responsible officers of the Peoples and the Peoples Subsidiaries and public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by Ohio law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Peoples or the Peoples Subsidiaries shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Peoples or the Peoples Subsidiaries or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Peoples or the Peoples Subsidiaries.

                                     Exhibit 20

                                Press Release issued
                                  on June 17, 1997
                           with respect to the Agreement

                                                                    NEWS RELEASE

IMMEDIATE RELEASE            Contact:  Robert E. Evans
June 17, 1997                          Peoples Bancorp Inc.
                                       President and Chief Executive Officer
                                       (614) 373-3155
                                            or
                                       Rebecca R. Jackson
                                       President and Chief Executive Officer
                                       (606) 739-4126



                    PEOPLES BANCORP INC. AND GATEWAY BANCORP, INC.
                              ENTER DEFINITIVE AGREEMENT

                    ----------------------------------------------

    MARIETTA, Ohio and CATLETTSBURG, Kentucky - Robert E. Evans, President and Chief Executive Officer of Peoples Bancorp Inc. ("Peoples Bancorp") (Nasdaq:
PEBO) and Rebecca R. Jackson, President and Chief Executive Officer of Gateway Bancorp, Inc. ("Gateway") (Nasdaq SmallCap: GWBC) of Catlettsburg, Kentucky, jointly announced today that Gateway has entered into a Definitive Agreement (the "Agreement") with Peoples Bancorp providing for the acquisition by Peoples Bancorp of Gateway and its wholly-owned savings bank subsidiary, Catlettsburg Federal Savings Bank.

    The Agreement provides for the acquisition of all of the issued and outstanding shares of Gateway common stock for an aggregate purchase price of $18.75 (the "Purchase Price") which may be paid in cash, Peoples Bancorp common stock or both, at the election of the shareholder. The aggregate Purchase Price for the Proposed Transaction, exclusive of payment for Gateway stock options, is $20,170,388. The transaction is subject to Peoples Bancorp receipt of permission from federal regulatory authorities and to approval by Gateway stockholders. The Agreement provides that 68% of the aggregate Purchase Price shall be paid in Peoples Bancorp common stock and provides for a method of allocation in the event that Gateway stockholders elect to receive either more than 32% of the aggregate Purchase Price in cash or more than 68% of the aggregate Purchase Price in Peoples Bancorp common stock. The aggregate Purchase Price for payment of the consideration of the Gateway stock options is approximately $383,250. Gateway will continue to operate under the name Gateway Bancorp Inc. as a subsidiary of Peoples Bancorp.

    It is expected that the transaction will be consummated within approximately four to six months.

    Robert E. Evans commented, "Gateway Bancorp's offices provide a natural extension to our market area in Kentucky. We welcome the opportunity to work with Gateway's employees and continue our growth in each banking community."

    Rebecca R. Jackson said, "Gateway is excited about associating with a fine banking organization such as Peoples Bancorp."

    Peoples Bancorp, Inc. is a multi-bank holding company with assets totalling $655 million on March 31, 1997. Gateway Bancorp, with assets of $66 million as of March 31, 1997, is headquartered in Boyd County, Kentucky and operates two branches. http://www.peoplesbancorp.com.

                                    END OF RELEASE